Exhibit 5.1

1180 Avenue of the Americas | 8th Floor

New York, NY 10036

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

May 10, 2023

Courtside Group, Inc.
335 North Maple Drive, Suite 127

Beverly Hills, CA 90210

Re:	Courtside Group, Inc.’s Registration Statement on Form S-1 (File No. 333-269028)

Ladies and Gentlemen:

We have acted as counsel to Courtside Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of the Company’s Registration Statement on Form S-1 (File No. 333-269028) (as amended, the “Registration Statement”), including the prospectus which forms a part of the Registration Statement (the “Prospectus”), for the registration of the offer and sale from time to time by the selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of up to 10,294,736 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), all of which are being offered by certain stockholders (the “Registered Stockholders”) of the Company, consisting of: (i) 4,320,000 shares (of Common Stock the “Dividend Shares”) all of which are being offered by LiveOne, Inc., the Company’s parent (“LiveOne”), as a Registered Stockholder; and (ii) 5,974,736 shares of Common Stock, consisting of: (w) 2,514,251 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s outstanding convertible promissory notes in an aggregate principal amount of $6,838,500, plus accrued and unpaid interest thereon held by certain Registered Stockholders (the “Notes”), (x) 2,946,167 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) that were issued to certain Registered Stockholders in connection with the Notes, (y) 167,833 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Conversion Shares and the Warrant Shares, the “Shares”) issuable upon the exercise of warrants (the “Placement Agent Warrants”) that were issued to the placement agent in connection with the offering of the Notes and the Warrants and (z) 346,485 shares of Common Stock (the “Harvest Shares”) agreed to be issued to Harvest Small Cap Partners Master, Ltd. and Harvest Small Cap Partners, L.P. pursuant to the terms of the Exchange Agreements (as defined in the Prospectus) in the event of consummation of the Spin-Out (as defined in the Prospectus). The Dividend Shares are to be distributed by LiveOne in accordance with, and upon the terms and subject to the satisfaction of the conditions as described in the Prospectus. The Shares are to be issued by the Company in accordance with, and upon the terms and subject to the satisfaction of the conditions set forth in the Subscription Agreements, dated as of July 15, 2022, by and between the Company and certain Selling Stockholders (the “Subscription Agreements”), and related Notes, Warrants and Placement Agent Warrants as described in the Prospectus. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the listing of the Dividend Shares and the Shares.

As such counsel, we have examined the Registration Statement, the Prospectus, the Subscription Agreements, the Notes, the Warrants, the Placement Agent Warrants and such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Dividend Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of such Dividend Shares, and (ii) the issuance and delivery of such Dividend Shares, the Dividend Shares will be validly issued, fully paid and non-assessable.

2. The Conversion Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of such Conversion Shares, (ii) the issuance and delivery of such Conversion Shares upon conversion of the Notes in accordance with the terms thereof and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable.

3. The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of such Warrant Shares, (ii) the issuance and delivery of such Warrant Shares upon exercise of the Warrants in accordance with the terms thereof and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

4. The Placement Agent Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of such Placement Agent Warrant Shares, (ii) the issuance and delivery of such Placement Agent Warrant Shares upon exercise of the Placement Agent Warrants in accordance with the terms thereof and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Placement Agent Warrants, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

5. The Harvest Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of such Harvest Shares, and (ii) the issuance and delivery of such Harvest Shares, the Harvest Shares will be validly issued, fully paid and non-assessable.

Our opinions set forth herein are limited to the laws of the State of New York, all applicable provisions of the Delaware constitution (and all applicable judicial and regulatory determinations) and the General Corporation Law of the State of Delaware (the “DGCL”), and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP